UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) :      August 10, 2006

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 10, 2006, the Company entered into two separate agreements, one with Portside Growth and Opportunity Fund (“Portside”) and Ramius Capital Group, LLC (the “Portside Agreement”), and the other with Whitebox Advisors, LLC, Whitebox Intermarket Partners LP, Whitebox Diversified Convertible Arbitrage Partners, LP, Whitebox Convertible Arbitrage Partners, LP, Pandora Select Partners, LP, Guggenheim Portfolio XXXI, LLC and HFR RVA Combined Master Trust (collectively, the “Whitebox Parties”) (the “Whitebox Agreement,” and together with the Portside Agreement, the “Agreements”) to repurchase $14,000,000 in aggregate principal amount of the Company’s 8% convertible senior subordinated notes due 2011 (the “Notes”). The following descriptions of the Agreements are only summaries and are qualified in their entirety by the full text of each of the Agreements, which are filed as exhibits hereto and are incorporated by reference herein.

The Portside Agreement

Pursuant to the Portside Agreement, the Company will pay the sum of $6,420,000 for the $6,000,000 in aggregate principal amount of Notes owned by Portside. Also as part of the Portside Agreement, the Company agreed to pay Portside a fee of 2% of the aggregate principal amount of Notes owned by Portside in exchange for Portside agreeing to waive any and all breaches, defaults and events of default with respect to the Notes or any of the transaction documents related thereto, which may arise through the date of the sale of the Notes in accordance with the terms of the Portside Agreement.

The Whitebox Agreement

Pursuant to the Whitebox Agreement, the Company will pay the sum of $8,840,000 for the $8,000,000 in aggregate principal amount of Notes that are collectively owned by the Whitebox Parties. This sum will be payable to the Whitebox Parties on a pro rata basis in accordance with their respective ownership positions in the Notes. Also as part of the Whitebox Agreement, the Company agreed to pay the Whitebox Parties a fee of 2% of the aggregate principal amount of Notes owned by the Whitebox Parties in exchange for the Whitebox Parties agreeing to waive any and all breaches, defaults and events of default with respect to the Notes or any of the transaction documents related thereto, which may arise through the date of the sale of the Notes in accordance with the terms of the Whitebox Agreement.

Item 9.01.  Exhibits

(d)	Exhibits

10.1	Purchase and Sale Agreement, by and among Richardson Electronics, Ltd, Portside Growth and Opportunity Fund and Ramius Capital Group, LLC, dated as of August 10, 2006.

10.2

Purchase and Sale Agreement, by and among Richardson Electronics, Ltd, Whitebox Advisors, LLC, Whitebox Intermarket Partners LP, Whitebox Diversified Convertible Arbitrage Partners, LP, Whitebox Convertible Arbitrage Partners, LP, Pandora Select Partners, LP, Guggenheim Portfolio XXXI, LLC and HFR RVA Combined Master Trust, dated as of August 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: August 16, 2006	By:	/s/ David J. DeNeve
	Name: Title:	David J. DeNeve Senior Vice President and Chief Financial Officer